Exhibit 3.4

By-laws

of

TheraQuest Biosciences, Inc.*

As adopted February 9, 2007

* TheraQuest Biosciences, Inc. changed its name to Relmada Therapeutics, Inc. on November 29, 2011.

TheraQuest Biosciences, Inc.

By-laws
________________

ARTICLE I
STOCKHOLDERS

Section 1.1	Annual Meeting.

An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, or by means of remote communication, as may be specified by the Board of Directors.

Section 1.2	Special Meetings.

Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice.  A special meeting of stockholders shall be called by the President upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding voting power of all classes of stock entitled to vote at such meeting.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but shall instead be held by means of remote communication.

Section 1.3	Notice of Meetings.

Written notice of stockholders meetings, stating the place, if any, date, and hour thereof, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of the meeting, unless a different period is prescribed by law.

Section 1.4	Quorum.

Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws, at any meeting of stockholders, the holders of a majority of the aggregate voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 until a quorum shall attend.

Section 1.5	Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, or by means of remote communication, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6	Organization.

The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings.  The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7	Voting.

Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.  At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 1.8	Remote Communication.

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)            participate in a meeting of stockholders; and

(b)            be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.9	Action Without Meeting.

Nothing contained in these by-laws shall be deemed to restrict the power of the stockholders to take any action required or permitted to be taken by them without a meeting.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1	Number and Term of Office.

The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which shall initially be comprised of one member; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors.  The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article V) until the next succeeding annual meeting of stockholders and until his respective successor has been elected and qualified.

Section 2.2	Chairman of the Board.

The directors may elect one of their members to be Chairman of the Board of Directors.  The Chairman shall be subject to the control of and may be removed by the Board of Directors.  He shall perform such duties as may from time to time be assigned to him by the Board.

Section 2.3	Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and place, if any, as shall from time to time be determined by the Board.

Special meetings of the Board of Directors shall be held at such time and place, if any, as shall be designated in the notice of the meeting whenever called by the President, or by a majority of the directors then in office.

Section 2.4	Notice of Special Meetings.

The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place, if any, of holding of special meetings of the Board of Directors by mail at least three (3) days before the meeting, or by facsimile, electronic transmission, overnight delivery service, telegram, cable, or personal service at least one (1) day before the meeting.  Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.5	Quorum and Organization of Meetings.

A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, if any, and the meeting may be held as adjourned without further notice or waiver.  Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.  Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.6	Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (a) approving or adopting, or recommending to stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval or (b) adopting, amending, or repealing these by-laws.  Each committee which may be established by the Board of Directors pursuant to these by-laws may fix its own rules and procedures.  Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members.  All action taken by committees shall be recorded in minutes of the meetings.

Section 2.7	Action Without Meeting.

Nothing contained in these by-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

Section 2.8	Telephonic Meetings.

Nothing contained in these by-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE III
OFFICERS

Section 3.1	Executive Officers.

The executive officers of the Corporation shall be a President, a Treasurer, and a Secretary and, if desired, one or more Vice Presidents, each of whom shall be elected by the Board of Directors.  The Board of Directors may elect or appoint such other officers (including a Chief Executive Officer, Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable.  Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.  Any person may hold at one time two or more offices.

Section 3.2	The President

(a)            The President shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board.  He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation.

(b)            The President shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 3.3	The Vice President.

The Vice President or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise all the powers of the President.  The Vice Presidents, respectively, shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.4	The Secretary.

The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the Board of Directors and of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, shall have the authority to affix the same to any instrument requiring the seal and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 3.5	The Treasurer.

(a)            The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; and shall perform such other duties as may be assigned to him by the Board of Directors or the President.

(b)            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c)            If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation which shall be in his possession or under his control.

Section 3.6	Assistant Officers.

Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer.  Such assistant officer shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him.  Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE IV
RESIGNATIONS, REMOVALS, AND VACANCIES

Section 4.1	Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the President, or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective.

Section 4.2	Removals.

Subject to such agreements and/or provisions of the Corporation’s certificate of incorporation as may restrict the right of the Board of Directors to do any of the following, the Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by consent in writing or by electronic transmission, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

Subject to such agreements and/or provisions of the Corporation’s certificate of incorporation as may restrict the right of the stockholders to do any of the following, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

Section 4.3	Vacancies.

Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

ARTICLE V
CAPITAL STOCK

Section 5.1	Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

Section 5.2	Transfer of Shares.

Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

Section 5.3	Fixing Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, in the case of notice of a meeting shall not be more than sixty nor less than ten days before the date of such meeting, in the case of action by consent shall not be more than ten days after the date of the resolution fixing such record date is adopted by the Board of Directors, and in the case of any other action shall not be more than sixty days prior to such action.

Section 5.4	Lost Certificates.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 5.5	Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI
MISCELLANEOUS

Section 6.1	Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware”.

Section 6.2	Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6.3	Notices and Waivers Thereof.

Whenever any notice whatever is required by law, the Certificate of Incorporation, or these by-laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by facsimile, electronic transmission, overnight delivery service, telegram, or cable, addressed to such address as appears on the books of the Corporation.  Notice may be given to a stockholder by facsimile or electronic transmission only if such stockholder has consented to such method of delivery.  Any notice given by telegram, or cable shall be deemed to have been given when it shall have been delivered for transmission, any notice given by overnight delivery service shall be deemed to have been given the day of guaranteed delivery by such service, and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.  Any notice to a stockholder, director, or officer given by a facsimile or electronic transmission shall be deemed given (a) if by facsimile, when directed to a facsimile telecommunication number at which the stockholder, director, or officer has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder, director, or officer has consented to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder, director, or officer of such specific posting, upon the later of such posting and the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder, director, or officer.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these by-laws, a written waiver thereof, signed by the person entitled to such notice, or given by electronic transmission, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 6.4	Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities that the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

ARTICLE VII
AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal these by-laws by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal these by-laws by vote of not less than a majority of the entire Board.  However, any by-law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

ARTICLE VIII
INDEMNIFICATION

Section 8.1	Indemnification Generally.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and be held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2	Advancement of Expenses.

The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3	Procedures for Enforcement.

The rights to indemnification and to the advancement of expenses conferred in Section 8.1 and Section 8.2 shall be contract rights.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (b) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article VIII or otherwise, shall be on the Corporation.

Section 8.4	Other Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statutes, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.5	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6	Other Sources for Recovery.

The Corporation’s obligation, if any, to indemnify any person who was or is serving as a director, officer, employee or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 8.7	Repeal of Rights.

Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.